NASDAQ: AIRT FY26 Q4 Update A PORTFOLIO OF POWERFUL COMPANIES As of March 31, 2026

Certain statements in this Report, including those contained in “Overview,” are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations, plans, objectives, future performance and business. Forward-looking statements include those preceded by, followed by or that include the words “believes”, “pending”, “future”, “expects,” “anticipates,” “estimates,” “depends” or similar expressions. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements, because of, among other things, potential risks and uncertainties, such as: An inability to finance our operations through bank or other financing or through the sale or issuance of debt or equity securities; Economic and industry conditions in the Company’s markets; The risk that contracts with FedEx Corporation (“FedEx”) could be terminated or adversely modified; The risk that the number of aircraft operated for FedEx is reduced; The risk that GGS customers will defer or reduce significant orders for deicing equipment; The impact of any terrorist activities or armed conflict on U.S. soil or abroad; Changes in U.S. and foreign trade regulations and tariffs; The Company’s ability to manage its cost structure for operating expenses, or unanticipated capital requirements, and match them to shifting customer service requirements and production volume levels; The Company's ability to meet debt service covenants and to refinance existing debt obligations; The risk of injury or other damage arising from accidents involving the Company’s overnight air cargo operations, equipment or parts sold and/or services provided; Market acceptance of the Company’s commercial and military equipment and services; Competition from other providers of similar equipment and services; Changes in government regulation and technology; The risk that we may not successfully integrate Rex (including financial reporting, systems, and personnel), which could adversely affect our results and reporting; The risk that Rex’s revenues and operating costs may be volatile or unpredictable and that we may be unable to offset cost increases or revenue decreases through pricing, surcharges, cost reductions, or other measures, which could adversely affect our results; The risk that Rex may be unable to return aircraft to service on anticipated timelines, to retain regulated route contracts and protected airport slots, or to maintain compliance with the Rex Regional Commitments under the Commonwealth Facilities; The risk that the preliminary purchase price allocation for the Rex acquisition, including the determination and measurement of any bargain purchase gain and related tax treatment, may be revised as valuations and other inputs are finalized during the measurement period, which revisions could materially change our reported results of operations and financial position from period to period; The risk that Rex’s operations are subject to extensive regulation and oversight and that compliance failures or adverse regulatory actions could materially harm our business and results; The risk that the Rex transaction structure, including the Australian DOCA/administration process, could result in unexpected liabilities, claims, or delays that could materially harm our results and liquidity; Changes in the value of marketable securities held as investments; Mild winter weather conditions reducing the demand for deicing equipment; Market acceptance and operational success of the Company’s aircraft asset management business and related aircraft capital joint venture; and despite our current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt, which could further exacerbate the risks associated with our substantial leverage. We also wish to caution investors that other factors might in the future prove to be important in affecting our results of operations. New factors emerge from time to time. It is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. 2 SAFE HARBOR

1. About AIR T, INC. 2. Quarterly News and Financial Updates 3. Our Growth Strategies 4. Appendix - Risk Factors 3 CONTENTS

$327.1M 4 FY26 Revenue $10.1M FY26 Adj. EBITDA* 5 CORE SEGMENTS 20 COMPANIES 1,600+ EMPLOYEES OVERNIGHT AIR CARGO COMMERCIAL AIRCRAFT ENGINES AND PARTS *See Adjusted EBITDA reconciliation on slide 16 DIGITAL SOLUTIONS GROUND SUPPORT EQUIPMENT REGIONAL AIRLINE

5 ABOUT AIR T, INC.

We are an industrious American company established 40+ years and growing. 6 ■ Our businesses have a history of growth and cash flow generation. ■ We seek to identify and empower individuals and teams who will operate businesses well, increasing value over time. ■ We work to activate growth and overcome challenges, ultimately building businesses that flourish over the long term. ■ Management has repurchased 831,144 shares of AIRT common stock in the open market since new management in October 2013, net of new issuances. This represents 31% of shares outstanding1, demonstrating real alignment with common shareholders. ■ AIR T’s management team has a track record of successfully allocating capital. 1 Based on 2,696,509 Common Shares outstanding as of 5/31/26; shares repurchased prior to 3:2 split in FY20 adjusted to reflect equivalent post-split share counts

“Investor-Operator Partnership” is designed to drive short and long-term value creation. 7 “We want our businesses to be managed by dynamic individuals within high-performance teams. We are set up to make space for dynamos and support their enterprises. The holding company team seeks to focus resources, activate growth and deliver long-term value for everyone associated with AIR T, INC.” - Nick Swenson

Portfolio of Companies

Company Name	Ownership %	Acquisition Year (Calendar)	SEC Filing Segment	Website
Consolidated				
Mountain Air Cargo	100%	N/A	Overnight Air Cargo	mtaircargo.com
CSA Air	100%	N/A	Overnight Air Cargo	csaair.com
Worldwide Aircraft Services	100%	2023	Overnight Air Cargo	worldwide-aircraft.com
Royal Aircraft Services	100%	2025	Overnight Air Cargo	royalaircraft.com
Global Ground Support	100%	N/A	Ground Support Equipment	globalgroundsupport.com
Contrail Aviation Support	95%[1]	2016	Commercial Aircraft, Engines and Parts	contrail.com
AirCo	100%	2017	Commercial Aircraft, Engines and Parts	aircollc.com
AirCo Services	100%	2017	Commercial Aircraft, Engines and Parts	aircoservices-ict.com
Worthington Aviation	100%	2018	Commercial Aircraft, Engines and Parts	worthingtonav.com
Air'Zona	100%	2021	Commercial Aircraft, Engines and Parts	airzonaaircraft.com
Jet Yard	100%	2017	Commercial Aircraft, Engines and Parts	jetyard.com
LGSS	100%	2023	Commercial Aircraft, Engines and Parts	lgss-aero.com
WorldACD	70%	2022	Digital Solutions	worldacd.com
Ambry Hill Technologies	100%	2018	Digital Solutions	ambryhill.com
BCCM Advisors	100%	2017	Corporate & Other	bccmadvisors.com
Delphax Solutions	100%	2017	Corporate & Other	delphaxsolutions.com
Runway Aero Advisors	100%	N/A	Corporate & Other	runwayaeroadvisors.com
Wolfe Lake CRE	100%	2021	Corporate & Other	N/A
Regional Express Holdings	100%	2025	Regional Airline	rex.com.au
Non-Consolidated				
Crestone Asset Management ("CAM")[2]	90%[3]	N/A	N/A	crestoneairpartners.com
Bloomia Holdings, Inc.	28%[3]	2018	N/A	lendway.com
Cadillac Casting Inc.	20%	2019	N/A	cadillaccasting.com

[1] As of 4/1/26, Air T owns 100% of Contrail (see Subsequent Events footnote in 10-K)
[2] Following closing of Arena acquisition in June 2026, Air T will own ~83.9% of new combined Crestone entity
[3] As of 3/31/26

AIR T INC A PORTFOLIO OF POWERFUL COMPANIES
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Our Twelve Year Journey 9 1 Defined as A/R + Inventory – A/P 3/31/26 3/31/14 Businesses 20 3 Revenue (for 12-month period ended 3/31) 327.1M$ 100.8M$ Adj. EBITDA (for 12-month period ended 3/31) 10.1M$ 3.4M$ Tangible Net Working Capital1 80.0M$ 16.1M$ Book Value 80.9M$ 27.4M$ Market Capitalization 58.9M$ 20.2M$ Enterprise Value 246.8M$ 20.2M$

10 Acquisition Timeline (2016-2026) 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Contrail Aviation CAEAP Jet Yard CAEAP Wolfe Lake CRE Corporate Royal Aircraft Overnight Air Cargo AirCo, AirCo Services CAEAP Ambry Hill Tech Digital Solutions Air'Zona CAEAP World ACD Digital Solutions LGSS CAEAP Regional Express Holdings Ltd Regional Airline Worthington Aviation CAEAP Worldwide Aircraft Overnight Air Cargo Arena Aviation Capital CAEAP

Organic vs. Acquisition Revenue Growth (FY22 → FY26) Total Revenue Organic Acquisition $150.0M Total Growth $77.9M Organic $72.1M Acquisition 11

Organic vs. Acquisition Adj. EBITDA Growth (FY22 → FY26) $7.8M Total Growth $6.3M Organic $1.5M Acquisition 12 Total Revenue Organic Acquisition 1 In FY22, Adjusted EBITDA was reduced by one-time ERC credit of $9.1M

13 RECENT NEWS Acquisition of Arena  On June 16, 2026, Air T, Inc. (NASDAQ:AIRT) today announced that its majority owned business Crestone Air Partners, a global aviation asset management platform, has completed its acquisition of Arena Aviation Capital - a well-established aviation asset manager with a diversified portfolio and deep airline relationships. The transaction, first disclosed on March 8, 2026, has now closed following the satisfaction of all customary closing conditions and required approvals. The acquisition materially expands Crestone. Assets under management (AUM) as of December 31, 2025 were $0.8 billion; post-transaction, the combined platform now comprises $3.6 billion of AUM.

Crestone Acquisition of Arena Aviation Capital COMMERCIAL AIRCRAFT ENGINES & PARTS Arena is a well-established aviation asset manager with a diversified portfolio and deep airline relationships, materially expanding Crestone's global aviation leasing platform. BACKGROUND ▪ Prior to the closing, Air T owned 90% of the common interests in Crestone Asset Management, LLC (CAM), with the remaining 10% controlled by Mill Road Investors (MRC). ▪ Air T and a management-affiliated entity acquired the MRC-controlled 10% common interest in CAM for $6.2M in cash. This was redeemed for CAM’s assignment to the company and a portfolio of servicing agreement rights. ▪ In connection with the acquisition, Crestone’s limited liability company agreement was amended into Crestone Air Partners, LLC (CAP) to reflect the exit of MRC. ▪ CAP was subsequently recapitalized by Air T, its affiliates, and Blue Owl Capital Inc. for $21.75M in exchange for $50K of Class A Common Units and $21.7M of Class B Preferred Units of the newly formed CAP. The cash proceeds were used as one of the primary funding sources for the acquisition. ▪ As a new strategic investor, Blue Owl Capital Inc. was brought in at an $80 million valuation post-merger for up to 12.5% of CAP. Air T now owns approximately 83.9% of the equity in CAP. COMBINED PLATFORM AT A GLANCE ASSETS UNDER MANAGEMENT Post-transaction $3.6 billion PORTFOLIO & FOOTPRINT Aircraft 124 Engines 17 Professionals 55 Countries 5 Offices Denver Amsterdam Dublin Source: Air T, Inc. 8-K and press release, June 16, 2026. AUM and platform figures as reported by the company. 14

AIR T, INC. FY Financial Highlights (For the Twelve-Month Period Ended 3/31) 15 FY RESULTS 1 Adjusted EBITDA includes addition of share-based compensation and severance expense adjustments to enhance comparability with current year’s presentation. 2 See Adjusted EBITDA reconciliation on slide 16 3 In FY22, Adjusted EBITDA was reduced by one-time ERC credit of $9.1M FY26 FY25 FY241 FY23 FY223 Revenue 327.1M$ 291.9M$ 286.8M$ 247.3M$ 177.1M$ Adjusted EBITDA2 10.1M$ 7.4M$ 6.2M$ 6.0M$ 2.3M$

Adjusted EBITDA Reconciliation 16 FY RESULTS (For the Twelve-Month Period Ended 3/31) 1 Includes the addition of share-based compensation, severance expense and deal-sourcing expense adjustments to enhance comparability with current year’s presentation. 2 One-time transaction-based tax imposed by Australian state and territory governments on the transfer of interests in landholding entities, incurred directly as a result of the acquisition and not expected to recur FY26 FY25 FY241 FY23 FY22 Operating Income (GAAP) (11.2M)$ 1.9M$ 1.3M$ (4.4M)$ 8.8M$ Rex-Related Expenses: 17.9M$ -$ -$ -$ -$ Acquisition 3.7M$ -$ -$ -$ -$ Integration 2.0M$ -$ -$ -$ -$ Australian One-Time Landholder Duty Tax 2 3.4M$ -$ -$ -$ -$ Depreciation & Amortization 8.8M$ -$ -$ -$ -$ Depreciation (excluding leased engine depreciation) 2.9M$ 3.0M$ 2.8M$ 2.5M$ 1.6M$ Asset Impairment, Write- Downs, Restructuring 0.8M$ 1.5M$ 1.2M$ 7.8M$ 0.8M$ One-Time ERC Credit -$ -$ -$ -$ (9.1M)$ TruPs Issuance Expenses & Other1 (0.3M)$ 1.0M$ 0.9M$ 0.1M$ 0.3M$ Adjusted EBITDA 10.1M$ 7.4M$ 6.2M$ 6.0M$ 2.3M$

FY RESULTS

AIR T, INC. FY Revenue by Business Unit
(For the Twelve-Month Period Ended 3/31, all $s in Millions)

	Year Ended March 31		H/(L)	
	FY26	FY25		
Mountain Air Cargo, Inc.	101.5	101.7	(0.2)	(0%)
CSA Air, Inc.	13.9	14.3	(0.3)	(2%)
Worldwide Aircraft Services, Inc.	11.8	8.9	2.8	32%
Royal Aircraft Services, LLC[1]	1.5	New	NM	NM
Overnight Air Cargo	**128.7**	**124.9**	**3.8**	**3%**
Contrail Aviation Support, LLC	30.9	70.4	(39.4)	(56%)
AirCo, LLC, AirCo 1, LLC, AirCo 2, LLC and AirCo Services, LLC	2.2	3.3	(1.1)	(34%)
Worthington Aviation, LLC	41.0	33.3	7.8	23%
Jet Yard, LLC and Jet Yard Solutions, LLC	9.5	7.0	2.5	35%
Air'Zona Aircraft Services, Inc.	1.7	2.1	(0.4)	(21%)
Landing Gear Support Services, Inc.	4.6	3.4	1.2	36%
Commercial Aircraft, Engines and Parts	**89.9**	**119.4**	**(29.5)**	**(25%)**
Global Ground Support, LLC	47.2	38.9	8.2	21%
Ground Support Equipment	**47.2**	**38.9**	**8.2**	**21%**
Ambry Hill Technology, LLC	0.9	0.9	(0.0)	(0%)
WorldACD Market Data B.V.	8.2	6.3	1.8	29%
Digital Solutions	**9.1**	**7.3**	**1.8**	**25%**
Rex Express Holdings Pty Ltd[2]	55.3	New	NM	NM
Regional Airline	**55.3**	**New**	**NM**	**NM**
Reportable Segments Total	**330.2**	**290.5**	**39.7**	**14%**
Corporate and Other	5.1	3.6	1.5	42%
Intersegment eliminations	(8.2)	(2.3)	(5.9)	(263%)
Consolidated Air T, Inc.	**327.1**	**291.9**	**35.2**	**12%**

[1] Acquired 5/15/25; results include revenue from 5/15/25 through 3/31/26
[2] Acquired 12/18/25; results include revenue from 12/18/25 through 3/31/26

AIR T INC A PORTFOLIO OF POWERFUL COMPANIES

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FY RESULTS

AIR T, INC. Adjusted EBITDA by Business Unit
(For the Twelve-Month Period Ended 3/31, all $s in Millions)

	Year Ended March 31		H/(L)	
	FY26	FY25		
Mountain Air Cargo, Inc.	4.1	5.3	(1.2)	(22%)
CSA Air, Inc.	0.8	0.9	(0.0)	(6%)
Worldwide Aircraft Services, Inc.	2.2	0.6	1.5	251%
Royal Aircraft Services, LLC[1]	(0.2)	New	NM	NM
Overnight Air Cargo	**6.9**	**6.8**	**0.1**	**2%**
Contrail Aviation Support, LLC	10.0	13.0	(3.0)	(23%)
AirCo, LLC, AirCo 1, LLC, AirCo 2, LLC and AirCo Services, LLC	(2.0)	(2.3)	0.3	13%
Worthington Aviation, LLC	(0.7)	0.2	(0.9)	NM
Jet Yard, LLC and Jet Yard Solutions, LLC	(0.0)	(1.1)	1.1	98%
Air'Zona Aircraft Services, Inc.	0.1	0.2	(0.0)	(24%)
Landing Gear Support Services, Inc.	(0.0)	(0.7)	0.7	93%
Commercial Aircraft, Engines and Parts	**7.3**	**9.2**	**(1.9)**	**(20%)**
Global Ground Support, LLC	4.3	(0.8)	5.0	NM
Ground Support Equipment	**4.3**	**(0.8)**	**5.0**	**NM**
Ambry Hill Technology, LLC	(3.6)	(2.7)	(0.9)	(32%)
WorldACD Market Data B.V.	3.1	2.4	0.7	29%
Digital Solutions	**(0.4)**	**(0.3)**	**(0.2)**	**(57%)**
Rex Express Holdings Pty Ltd [2]	0.0	New	NM	NM
Regional Airline	**0.0**	**New**	**NM**	**NM**
Reportable Segments Total	**18.1**	**14.9**	**3.1**	**21%**
Corporate and Other	(8.9)	(8.5)	(0.4)	(5%)
Intersegment eliminations	0.9	0.9	0.0	0%
Consolidated Air T, Inc.	**10.1**	**7.4**	**2.8**	**38%**

[1] Acquired 5/15/25; results include revenue from 5/15/25 through 3/31/26
[2] Acquired 12/18/25; results include revenue from 12/18/25 through 3/31/26

AIR T INC A PORTFOLIO OF POWERFUL COMPANIES

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CASE STUDY

Contrail Aviation Support: a 10 Year Transformation

- In July 2016, Air T acquired Contrail Aviation Support, a diversified aircraft / engine trading, leasing, and parts solutions provider.
- Contrail and Air T management undertook a two-pronged growth strategy: (i) accelerating organic opportunities within parts and trading with an elevated capital base and (ii) bolting on accretive acquisitions to further drive joint revenue synergies (Jet Yard, AirCo, etc.) within existing and related verticals such as leasing and asset management.
- In the last decade, our approach has turbocharged the business – translating into ~5x top-line growth, ~10x adjusted EBITDA growth, and ~4.5x growth in tangible book value.

	3/31/26	3/31/17
Revenue (for 12-month period ended 3/31)	$ 30.9M	$ 6.2M
Adj. EBITDA (for 12-month period ended 3/31)	$ 10.0M	$ 0.7M
Total Debt	$ 8.2M	$ -
Total Assets	$ 39.6M	$ 11.0M
Tangible Net Working Capital[1]	$ 29.9M	$ 3.7M
Tangible Book Value	$ 25.4M	$ 5.6M

[1] Defined as A/R + Inventory – A/P

AIR T INC A PORTFOLIO OF POWERFUL COMPANIES

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20 AIR T, INC. Distributions Received from Equity Method Investees Air T's Major Investees 3/31/26 3/31/25 Air T's Adjusted EBITDA 10.1M$ 7.4M$ Plus: Distributions Received from Investments: Bloomia -$ -$ CCI -$ -$ Aircraft L.P. Interests 5.5M$ 4.9M$ Other Investments 1.0M$ 1.5M$ Total 16.6M$ 13.7M$ DISTRIBUTIONS

SEGMENT 1

Commercial Aircraft Engines and Parts

Twelve-month period ended 3/31

	FY26	FY25
Revenue	$ 89.9M	$ 119.4M
Adjusted EBITDA*	$ 7.3M	$ 9.2M

- We buy aircraft and engines, then either lease, trade, or send them to part out.
- We supply parts to maintenance, repair, and overhaul facilities (MRO).
- Companies in this segment include Contrail, AirCo, AirCo Services, Worthington, Jet Yard, Air'Zona, and LGSS.
- The decrease was largely attributable to a $38.8M decrease in component sales at Contrail. The prior year reflected an elevated level of trading activity not expected to recur in the foreseeable future. The decrease was partially offset by MRO, leasing, and project revenue at Worthington, LGSS, and Jet Yard.





A niche between aircraft owners and MRO shops, this segment will seek to grow by coordinating activities.

* See Adjusted EBITDA reconciliation on slide 16

AIRTINC A PORTFOLIO OF POWERFUL COMPANIES

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Overnight Air Cargo 22 SEGMENT 2 ■ We operate two of the nine FedEx feeder airlines in North America. ■ Business units Mountain Air Cargo and CSA Air have a 40+ year history with FedEx. ■ Air T Companies since 1982 and 1983. ■ Air T added recently acquired Royal Aviation Services (RAS) to this segment in FY26 Q1. ■ The revenue increase was driven by WASI and Royal. Royal was a new acquisition, driving an additional $1.5 million in revenue with no prior- year comparable. WASI experienced an increase in revenue of $2.8 million, driven by increases in labor revenue from expanded third- party maintenance activity and project-based revenue. Revenues at MAC and CSA remained relatively consistent with the prior year. An asset-light, predictable business. * See Adjusted EBITDA reconciliation on slide 16 Twelve-month period ended 3/31 FY26 FY25 Revenue 128.7M$ 124.9M$ Adjusted EBITDA* 6.9M$ 6.8M$

Ground Support Equipment 23 SEGMENT 3 ■ We manufacture deicing equipment, scissor lift trucks, and other ground support equipment. ■ Sole-source deicer supplier to the US Air Force for 20+ years. ■ Highly efficient light manufacturing facility. ■ The segment is comprised of Global Ground Support LLC. ■ Air T Company since 1998. ■ Revenue growth reflected new and expanded deicing contracts and catering equipment sales. These increases were partially offset by lower overhaul revenue. Segment’s order backlog was $0.6 million as of 3/31/26 compared to $14.3 million as of 3/31/25 * See Adjusted EBITDA reconciliation on slide 16 Twelve-month period ended 3/31 FY26 FY25 Revenue 47.2M$ 38.9M$ Adjusted EBITDA* 4.3M$ (0.8M)$

Digital Solutions 24 SEGMENT 4 ■ Digital solutions develops and provides digital aviation and other business services to customers within the aviation industry to generate recurring subscription revenues. Digital solutions has historically been reported as part of the central corporate function referred to as Corporate and Other. ■ Companies in this segment include Ambry Hill Technologies and WorldACD. ■ Revenue at WorldACD increased $1.8 million, or 29%, to $8.2 million, reflecting growth in data analytics and airspace management engagements. ■ Revenue at Ambry Hill Technology, LLC remained flat at $0.9 million with annual recurring revenue at $1.1 million. * See Adjusted EBITDA reconciliation on slide 16 Twelve-month period ended 3/31 FY26 FY25 Revenue 9.1M$ 7.3M$ Monthly Recurring Revenue (MRR) 0.8M$ 0.7M$ Adjusted EBITDA* (0.4M)$ (0.3M)$

Regional Airline 25 SEGMENT 5 ■ Acquired in December 2025. ■ Includes Regional Express Holdings Ltd. (REX) and Australian Airline Pilot Academy (AAPA). ■ Regional Airline servicing regional and remote communities in Australia. ■ Owner and operator of the largest SAAB 340 fleet in the world. ■ Significant inputs into Adjusted EBITDA include $8.8M of D&A, $2M of non-recurring post- acquisition integration expenses, and $3.4M of landholder duty charges1. * See Adjusted EBITDA reconciliation on slide 16 1 One-time transaction-based tax imposed by Australian state and territory governments on the transfer of interests in landholding entities, incurred directly as a result of the acquisition and not expected to recur Period beginning 12/18/25 and ended 3/31/26 FY26 FY25 Revenue 55.3M$ N/A Adjusted EBITDA* 0.0M$ N/A

GAAP Book Value of Non-Operating Assets 26 AIR T, Inc. owns the following public and private securities: OTHER 1 Formerly known as Lendway Inc. and Insignia Systems, Inc. (ISIG); Air T owned 486,819 shares of Bloomia (TULP), representing 28% of outstanding shares, which had a market value of $1.9M as of 3/31/26 2 Balances reflect the equity method of accounting at the specified period end. 3 Consists of the book value of the portfolio managed by Crestone Asset Management, LLC ("CAM"), as well as additional assets from other strategic partnerships, subject to repayment of AAM 24-1 debt obligations. AIR T, INC. Non-Operating Assets 3/31/26 3/31/25 3/31/24 3/31/23 3/31/22 Bloomia Holdings, Inc. (TULP) Stock1 -$ 0.7M$ 2.2M$ 3.8M$ 4.6M$ CCI Investments (20.1% as of 3/31/26)2 3.6M$ 3.9M$ 3.7M$ 3.1M$ 2.6M$ Investment in BCCM Funds 0.9M$ 0.6M$ 0.6M$ 0.5M$ 0.7M$ Aircraft L.P. Interests3 22.6M$ 14.3M$ 10.5M$ 8.2M$ 7.0M$ Other Investments (0.1M)$ 0.1M$ 1.6M$ 2.5M$ 2.9M$ Total GAAP Book Value 27.0M$ 19.6M$ 18.6M$ 18.1M$ 17.8M$

Aircraft Asset Management 27 ■ We manage assets for ourselves and our investor partners. The asset types include leased aircraft, consignments, and teardowns. ■ Our Aircraft JVs consist of the aircraft portfolio managed by Crestone Asset Management, LLC, as well as additional assets from other strategic partnerships. ■ Our Aircraft JVs receive standard aviation industry management fees, including origination fees, administrative fees, disposition fees, and an incentive fee above a certain hurdle rate (which varies by investment transaction). ■ Our Aircraft JV investors seek to generate 10%+ returns after fees. OTHER As of: 3/31/26 3/31/25 3/31/24 3/31/23 Aircraft Assets Under Management (Net of Dispositions) 917M$ 577M$ 428M$ 150M$ Aircraft Assets Purchased in Year 397M$ 632M$ 429M$ 150M$

28 CONSOLIDATED DEBT SCHEDULE AIR T, INC.’s capital structure is designed to appropriately shape our bet sizes; in part by utilizing non-recourse leverage For example, AIR T guarantees Contrail’s bank loans to a maximum limit of $2.0 million. • The revolver and term notes with MB&T were fully paid off with the proceeds from the new credit agreement with Alerus. The company terminated all commitments under the credit facility with MB&T as of August 29, 2024. ¹ HoldCo guarantees 25% first-loss on ATA 25.1 ($41.3M): 25%×$41.3M=$10.3M shown in Air T guaranteed; deducted from REX net. ² HoldCo guarantees $2M Contrail revolver. ³ OCAS = Contrail-related party debt to minor interest owner. ⁴ ATA 22.1 + Shanwick combined under WorldACD. (in $USD millions) Rate Maturity Type FY26 FY25 FY24 FY23 FY22 AIR T, INC. DIRECT & GUARANTEED Bank Debt Alerus Term Note A SOFR + 2.00% 8/15/2029 Bank 8.3 9.8 - - - Alerus Term Note C SOFR + 2.25% 5/15/2030 Bank 0.9 - - - - Alerus Revolver ($20M capacity as of 9/30/25) SOFR + 1.90% 8/28/2027 Bank 10.5 6.1 - - - MAC HQ Real Estate Secured - BofA Term Loan SOFR + 1.86% 2/21/2030 Bank 2.2 2.3 - - - MB&T Notes A, B, D, E, F (retired FY25) 4.50% - 5.09% 1/1/2028 Bank - - 11.5 13.6 15.3 MB&T Revolver (retired FY24) - Retired FY24 Bank - - - 8.7 11.0 Total Bank Debt 21.9 18.1 11.5 22.4 26.2 Other Debt / Guarantees Trust Preferred Securities (excl. 520K shares posted as collateral) 8.00% 6/7/2049 TruPs 38.7 35.3 34.2 25.6 25.6 Holdco First-Loss on ATA 25.1 (25% x $41.3M)1 11.50% 12/15/2031 Guarantee 10.3 - - - - Holdco Guarantee of Contrail Revolver ($2M)2 - - Guarantee 2.0 1.6 1.6 1.6 - Other Debt / Guarantees 51.0 36.9 35.8 27.2 25.6 Total Direct & Guaranteed 73.0$ 55.1$ 47.3$ 49.6$ 51.8$ NOT AIR T, INC. GUARANTEED Contrail Contrail Revolver 4001 SOFR + 3.11% 11/24/2027 Bank 8.2 - - - - Contrail Revolver 597 - Paid off FY26 Bank - 3.1 3.5 12.4 3.8 Contrail Term Note J - Paid off FY26 Bank - 8.8 - - - Contrail Term Loan G - Paid off FY25 Bank - - 14.9 38.2 44.9 Contrail Term Note I - Paid off FY25 Bank - - 10.0 - - Contrail Term Loan H - Paid off FY23 Bank - - - - 8.7 Less: Holdco Guarantee of Contrail Revolver ($2M) - - (Deduct) (2.0) (1.6) (1.6) (1.6) - Total Contrail (Net) 6.2 10.3 26.8 49.0 57.5 WorldACD (ATA 22.1 + Shanwick)4 ATA Alerus Term Loan 3001 SOFR + 1.90% 11/24/2032 Bank 6.0 - - - - ATA - Bridgewater 2878 - Paid off FY26 Bank - 3.5 4.0 4.5 5.0 ATA - ING Term Loan A 3.50% 2/1/2027 Bank 0.7 1.3 1.9 2.6 3.3 ATA - ING Term Loan B 4.00% 5/1/2027 Bank 1.2 1.1 1.1 1.1 1.1 Total WorldACD 7.8 5.9 7.0 8.2 9.4 REX Debt, Net of HoldCo Guarantee Commonwealth 40-Yr Sweep Note (fair value: $23.8M; face: $71.2M) Accretion 11/11/2054 Aussie 23.8 - - - - ATA 25.1 Honeywell Term Note 11.50% 12/15/2031 Private 41.3 - - - - Less: Holdco First-Loss (25%)1 - - (Deduct) (10.3) - - - - Total REX (Net) 54.8 - - - - Other Wolfe Lake Real Estate Secured Term Note 3.65% 12/2/2031 Bank 8.8 9.1 9.3 9.6 9.8 AAM 24-1 Note (Honeywell) 8.50% 5/31/2035 Private 60.0 30.0 15.0 - - AirCo 1 MSL - Paid off FY25 Bank - - 5.4 6.4 6.4 Jet Yard Term Loan - Paid off FY25 Bank - - 1.8 1.8 1.9 WASI Seller's Note - Paid off FY26 Bank - 0.4 0.8 1.3 - Total Other 68.8 39.5 32.4 19.1 18.2 Total Non-Air T Guaranteed 137.6$ 55.6$ 66.2$ 76.3$ 85.1$ TOTAL GROSS DEBT 210.6$ 110.7$ 113.5$ 125.9$ 136.9$ Less: Cash and Cash Equivalents (20.3) (5.9) (7.1) (5.8) (5.6) TOTAL DEBT, NET OF CASH AND CASH EQUIVALENTS 190.2$ 104.8$ 106.4$ 120.1$ 131.2$

29 Spotlight: AAM 24-1 SPOTLIGHT $100M Total commitment $60M Drawn as of 3/31 8.5% Interest only coupon, semi-annual $8M Collateralized by AIRTP 8% Feb 2024 $15M facility closed Oct 2024 Upsized to $30M May 2025 Upsized to $100M; maturity extended to 5/31/35 March 31, 2026 $60M drawn PORTFOLIO STRUCTURE & SECURITY ■ 8.5% interest-only note with interest paid semi-annually in arrears on 5/31 and 11/30 ■ Cash flows from underlying investments pledged as collateral ■ Non-recourse to Air T outside of $8M in AIRTP 8% ■ Prepayable in full or in part on 30 days' notice, in minimum of $1M amounts ■ 101% Call Price 5/30/26 to 5/30/27, then 100% thereafter ■ Underlying investments owned by Air T ■ Gives Air T flexibility to make investment / co-investments in long-term aviation assets through subsidiaries ■ Structure invested across 24+ separate deals, many with multiple assets ■ Investment cash flows may be reinvested, held, or used to pay interest / repay principal FACILITY GROWTH

30 Spotlight: Rex Acquisition SPOTLIGHT REGIONAL AIRLINE SEGMENT $111.2M Bargain purchase gain $55.3M Stub-period revenue $10K Stub-period adjusted EBITDA 2002 Founded Jul 2024 Voluntary administration December 18, 2025 Acquired via DOCA March 31, 2026 Consolidated into Air T FY26 results BUSINESS PROFILE DEAL & FINANCIAL IMPACT ■ Australia's largest independent regional airline operating scheduled passenger service, state-government regulated routes, and a cadet pilot academy (AAPA) ■ 53 destinations via 7 hubs across all Australian states with 1,000+ flights / week ■ Over 1 million passengers carried annually ■ Fleet of 98 aircraft, including 57 owned Saab 340B/B+ – world's largest Saab 340 fleet – and 41 GA trainer aircraft ■ 969 employees ■ $111.2M preliminary bargain purchase gain in FY26 (net assets acquired of $121.4M) ■ Following the acquisition, Rex reported stub- period revenue of $55.3M, operating loss of $14.2M, and adjusted EBITDA of $10K1 ■ Management prioritizing re-activation of stored Saab 340 aircraft and engine overhauls  Currently flying 30 aircraft with plan to reach 42 aircraft flying the line by calendar YE 2027 ACQUISITION PATHWAY 1 All figures reflect the Dec 18, 2025 – Mar 31, 2026 stub period only 98 Aircraft on property

31 GROWTH STRATEGIES

GROWTH STRATEGIES Our four growth strategies are... 32 ■ Invest to build our current high-performing businesses. ■ Seek to acquire new cash-flow generating businesses. ■ Identify great marketable securities or alternative assets. ■ Create unique investment products and fund alongside third- party capital partnerships.

GROWTH STRATEGY 1 We plan to reinvest in projects at our high-performing businesses by... 33 ■ Purchasing commercial aircraft for trading, leasing and part-out. ■ Purchasing engine parts inventory. ■ Funding deicer builds for Global Ground Support.

GROWTH STRATEGY 2 We seek to acquire new cash-flow generating businesses by... 34 ■ Identifying and acquiring high- performing businesses, which either complement our current portfolio or diversify into industries beyond aviation.

GROWTH STRATEGY 3 We plan to identify great marketable securities or alternative assets by... 35 ■ Searching for another committed activist opportunity. ■ Investing in distressed and high yield securities. ■ Investing in small cap securities. ■ Further investing in our current securities portfolio.

GROWTH STRATEGY 4 We plan to create unique investment products with outside capital partners by... 36 ■ Offering thoughtful and sustainable products with attractive return profiles ■ Attracting and retaining sophisticated investment professionals and creating space for talented asset managers.

TOY MODEL

Theoretical Toy Model
Public Company versus Private Equity Fund

Question: Does a permanent capital vehicle like a public company have a structural advantage compared to a 7-year PE fund vehicle?

Hypothesis: For the straightforward reason that PE funds trade assets every 7 years, public companies tend to have a significant structural advantage at every timescale.

Complicating Factors:
- Do annual corporate tax burdens of a public C-corporation differ from a company owned by a public company?
- Does the inherent churn of buying and selling businesses within a public company overstate the advantage vs PE Fund?
- Theoretically, the public company can buy and sell assets without regards to the calendar, therefore at better prices.
- Cost and burden of being a public company.

Note: In this model we assume that assets are sold by the private equity fund every seven years and reinvested after paying capital gains taxes on the gain on the sale. It is also assumed that the Public Company does not sell the assets and therefore does not pay capital gains tax. The model does not consider taxes paid on operational results.

This projection, forecast or estimate is a forward-looking statement and an example only. It is based upon certain assumptions which are speculative in nature and may vary materially from actual results.

ASSUMPTIONS	
Annual Return on Investment	5%
Taxes Paid by PE Fund @ 7-year Intervals	30%

Year	Public Company $1	Private Equity Fund $1		Taxes Paid
0	$1.00	$1.00		$0.00
7	$1.34	$1.24		$0.10
14	$1.89	$1.59		$0.15
21	$2.65	$2.04		$0.19
28	$3.73	$2.63		$0.25
35	$5.25	$3.38		$0.32
42	$7.39	$4.34		$0.41
49	$10.40	$5.57		$0.53
			Total	$1.96

AIRTINC

37

38 Q&A WITH MANAGEMENT

Our interactive Q&A capability, through Slido.com, allows shareholders to ask questions of our management. Recently submitted questions have been answered below. To submit your own question, go to (https://app.sli.do/event/j8drfixw).[1]

Has FedEx's network strategy signaled whether they intend to consolidate feeder relationships or preserve independently operations over the medium term?

- FedEx's Network 2.0 is primarily a ground/surface restructuring – Express and Ground into one entity, 475+ station closures by 2027, and a full pivot to a contractor delivery model for last mile. About 30% of FedEx's facility footprint will be eliminated by end of 2027, targeting $2 billion in incremental savings. The FedEx Freight spinoff (FDXF, effective June 1) is a further divestiture of complexity, not an integration of air.
- The feeder carrier picture points the other direction. FedEx subleases its fleet aircraft to partner carriers that operate smaller aircraft between smaller cities and hub airports to feed its mainline aircraft. FedEx also just ordered 10 additional ATR 72-600Fs with deliveries scheduled 2027–2029, on top of an existing 30-aircraft commitment. FedEx is also exploring passenger to freight aircraft modifications for used ATR aircraft for the next 5 years depending on the new aircraft delivery schedules.
- FedEx is also committed to the new C408 aircraft platform with current options for 50 more aircraft in the feeder system.
- The current leadership remain committed to the dream that former founder, the late Fred Smith, had envisioned for his network – which is the long-term endorsement of the contracted dry-lease feeder model.

AIR T INC A PORTFOLIO OF POWERFUL COMPANIES
39

Our interactive Q&A capability, through Slido.com, allows shareholders to ask questions of our management. Recently submitted questions have been answered below. To submit your own question, go to (https://app.sli.do/event/j8drfixw).[1]

What might a "normalized" Crestone contribution to Air T's consolidated or equity-method earnings look like at $3.6 billion AUM?

- Crestone delivered $11.5 million in fee revenue and $2.3 million in net income on approximately $800 million of AUM for the year ended December 31, 2025, translating to a fee yield of ~1.4% and a net income margin of ~20%.
- The fee structure is contractually locked and inherently scalable. Origination, disposition, and administrative fees are assessed at fixed rates of 1.75% to 4% against purchase price, disposal price, and gross rents, respectively. As AUM and transaction velocity increase, fee revenue expands mechanically without a commensurate increase in the fixed cost base.
- Notably, no carried interest from the JV vehicles has been recognized to date, as the vehicles remain in active hold and deployment and the applicable ASC 606 probability threshold has not yet been met. The $11.5 million therefore represents base fee economics only and any carry realization is incremental upside not reflected in the historical results.
- Following the Arena acquisition, AUM has stepped up to $3.6 billion, a ~4.5x increase over the December 31, 2025 base. We believe the Crestone 2025 numbers represent a credible and conservative baseline for evaluating the earnings power of this platform at scale, though we are not providing forward-looking guidance on the go-forward contribution to Air T.

AIR T INC A PORTFOLIO OF POWERFUL COMPANIES
40

APPENDIX 41

42 1 Consists of other consolidated businesses that are insignificant and do not fit cleanly into the Commercial Aircraft Engines and Parts, Overnight Air Cargo, Ground Support Equipment, Digital Solutions or Regional Airline segments. Corporate and Other Subcomponent of Operating Income (excluding Equity Method Investments) Twelve-month period ended 3/31 FY26 FY25 Corporate Overhead (8.8M)$ (6.0M)$ Other Subsidiaries1 (4.6M)$ (3.5M)$ Total Corporate and Other (13.4M)$ (9.4M)$

43 Corporate Overhead Detail 1 Enterprise wide procurement of software, insurance, and services on behalf of subsidiaries to achieve economies of scale and better pricing. 2 Direct holding company operating expenses not attributable to operating subsidiaries. 3 External audit, financial reporting, external legal fees, filing and listing fees and other public company specific obligations. 4 Centralized treasury, payroll, tax, IT, benefits administration and executive functions. 5 Deal sourcing, due diligence and advisory costs related to acquisitions. 6 Allocation of shared service costs and direct central purchase usage to subsidiaries based on actual consumption or benefit received. Twelve-month period ended 3/31 FY26 FY25 Central Purchases1 2.8M$ 2.4M$ HoldCo Costs2 3.0M$ 2.9M$ Costs of Being a Publicly Traded Company3 2.6M$ 2.1M$ Shared Services4 3.8M$ 3.9M$ M&A Related Costs5 2.8M$ 0.0M$ Subtotal 15.1M$ 11.3M$ Business Consumption Allocations6 (6.3M)$ (5.3M)$ Total Corporate Overhead 8.8M$ 6.0M$

SUMMARY RISK FACTORS 44 For more detail and explanation, please see the Company’s public filings including its Form S-3 and prospectus supplements filed with the SEC. The purchase of securities of Air T, Inc., the “Company,” is highly speculative and involves a very high degree of risk. An investment in the Company is suitable only for persons who can afford the loss of their entire investment. Accordingly, in making an investment decision with respect to the Company’s securities, investors should carefully consider all material risk factors, including the risks, uncertainties and additional information set forth below as well as set forth in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Currents Reports on Form 8-K, and our definitive proxy statements, all which are filed with the SEC. Additional risks not presently known or are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. General Business Risks ● Market fluctuations may affect the Company’s operations. ● Rising inflation may result in increased costs of operations and negatively impact the credit and securities markets generally, which could have a material adverse effect on our results of operations and the market price of our securities. ● We could experience significant increases in operating costs and reduced profitability due to competition for skilled management and staff employees in our operating businesses. ● Legacy technology systems require a unique technical skillset which is becoming scarcer. ● Security threats and other sophisticated computer intrusions could harm our information systems, which in turn could harm our business and financial results. ● We may not be able to insure certain risks adequately or economically. ● Legal liability may harm our business. ● Our business might suffer if we were to lose the services of certain key employees.

Risks Related to Our Segment Operations ● The operating results of our segments may fluctuate, particularly our commercial aircraft, engines and parts segment. ● Our overnight air cargo segment is dependent on a significant customer. ● Our dry-lease agreements with FedEx subject us to operating risks. ● Because of our dependence on FedEx, we are subject to the risks that may affect FedEx’s operations. ● A material reduction in the aircraft we fly for FedEx could materially adversely affect our business and results of operations. ● Sales of deicing equipment can be affected by weather conditions. ● We are affected by the risks faced by commercial aircraft operators and MRO companies because they are our customers. ● Our engine values and lease rates, which are dependent on the status of the types of aircraft on which engines are installed, and other factors, could decline. ● Upon termination of a lease, we may be unable to enter into new leases or sell the airframe, engine or its parts on acceptable terms. ● Failures by lessees to meet their maintenance and recordkeeping obligations under our leases could adversely affect the value of our leased engines and aircraft which could affect our ability to re-lease the engines and aircraft in a timely manner following termination of the leases. ● We may experience losses and delays in connection with repossession of engines or aircraft when a lessee defaults. ● Our commercial aircraft, engines and parts segment and its customers operate in a highly regulated industry and changes in laws or regulations may adversely affect our ability to lease or sell our engines or aircraft. ● Our aircraft, engines and parts could cause damage resulting in liability claims. ● We have risks in managing our portfolio of aircraft and engines to meet customer needs. ● Liens on our engines or aircraft could exceed the value of such assets, which could negatively affect our ability to repossess, lease or sell a particular engine or aircraft. ● In certain countries, an engine affixed to an aircraft may become an addition to the aircraft and we may not be able to exercise our ownership rights over the engine. ● Higher or volatile fuel prices could affect the profitability of the aviation industry and our lessees’ ability to meet their lease payment obligations to us. ● Interruptions in the capital markets could impair our lessees’ ability to finance their operations, which could prevent the lessees from complying with payment obligations to us. For more detail and explanation, please see the Company’s public filings including its Form S-3 and prospectus supplements filed with the SEC. SUMMARY RISK FACTORS 45

Risks Related to Our Segment Operations (continued) ● Our lessees may fail to adequately insure our aircraft or engines which could subject us to additional costs. ● If our lessees fail to cooperate in returning our aircraft or engines following lease terminations, we may encounter obstacles and are likely to incur significant costs and expenses conducting repossessions. ● If our lessees fail to discharge aircraft liens for which they are responsible, we may be obligated to pay to discharge the liens. ● If our lessees encounter financial difficulties and we restructure or terminate our leases, we are likely to obtain less favorable lease terms. ● Withdrawal, suspension or revocation of governmental authorizations or approvals could negatively affect our business. ● We are exposed to foreign exchange rate fluctuations and, through our international operations, we may suffer losses as a result of adverse fluctuations in foreign currency exchange rates. Risks Related to Our Structure and Financing/Liquidity Risks ● Our holding company structure may increase risks related to our operations. ● A small number of stockholders has the ability to control the Company. ● Although we do not expect to rely on the “controlled company” exemption, we do qualify as a “controlled company” within the meaning of the Nasdaq listing standards, and we could rely on exemptions from certain corporate governance requirements. ● An increase in interest rates or in our borrowing margin would increase the cost of servicing our debt and could reduce our cash flow and negatively affect the results of our business operations. ● Our inability to maintain sufficient liquidity could limit our operational flexibility and also impact our ability to make payments on our obligations as they come due. ● Future cash flows from operations or through financings may not be sufficient to enable the Company to meet its obligations. ● A large proportion of our capital is invested in physical assets and securities that can be hard to sell, especially if market conditions are poor. ● To service our debt and meet our other cash needs, we will require a significant amount of cash, which may not be available. ● If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to seek alternatives. ● Despite our substantial indebtedness, we may incur significantly more debt, and cash may not be available to meet our financial obligations when due or enable us to capitalize on investment opportunities when they arise. 46 For more detail and explanation, please see the Company’s public filings including its Form S-3 and prospectus supplements filed with the SEC. SUMMARY RISK FACTORS

Risks Related to Our Structure and Financing/Liquidity Risks (continued) ● Our current financing arrangements require compliance with financial and other covenants and a failure to comply with such covenants could adversely affect our ability to operate. ● Future acquisitions and dispositions of businesses and investments are possible, changing the components of our assets and liabilities, and if unsuccessful or unfavorable, could reduce the value of the Company and its securities. ● We face numerous risks and uncertainties as we expand our business. ● Our business strategy includes acquisitions, and acquisitions entail numerous risks, including the risk of management diversion and increased costs and expenses, all of which could negatively affect the Company’s ability to operate profitably. ● Strategic ventures may increase risks applicable to our operations. ● Rapid business expansions or new business initiatives may increase risk. ● Our policies and procedures may not be effective in ensuring compliance with applicable law. ● Compliance with the regulatory requirements imposed on us as a public company results in significant costs that may have an adverse effect on our results. ● Deficiencies in our public company financial reporting and disclosures could adversely impact our reputation. Risks Related to Air T Funding ● The ranking of the Company’s obligations under the Junior Subordinated Debentures and the Guarantee creates a risk that Air T Funding may not be able to pay amounts due to holders of the Trust Preferred Securities. ● The Company has the option to extend the Trust Preferred Securities interest payment period. ● Tax event or investment company act redemption of the Trust Preferred Securities. ● The Company may cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities. ● There are limitations on direct actions against the Company and on rights under the guarantee. ● The covenants in the Indenture are limited. ● Holders of the Trust Preferred Securities have limited voting rights. 47 For more detail and explanation, please see the Company’s public filings including its Form S-3 and prospectus supplements filed with the SEC. SUMMARY RISK FACTORS

Risks Related to Rex ● We may not be able to successfully integrate Rex into our operations, including our financial reporting processes, which could adversely affect our business, results of operations, and financial condition. ● Rex operates in a highly regulated industry, and failure to comply with applicable laws and regulations could materially adversely affect our business. ● The Rex Acquisition involves risks related to voluntary administration proceedings in Australia and the DOCA structure, including uncertainties regarding liabilities, claims, obligations, and potential adverse impacts on customer and counterparty acceptance of Rex’s business following the proceedings. ● Our purchase accounting for the Rex Acquisition is preliminary and may change, which could materially affect our reported results, including the amount of any bargain purchase gain. ● The recognition of a bargain purchase gain could increase scrutiny by investors and regulators, and could lead to disputes regarding valuations and assumptions. ● A significant portion of Rex’s revenues, expenses, assets, and liabilities may be denominated in Australian dollars, and fluctuations in exchange rates could adversely affect our reported results. ● We incurred and assumed significant obligations in connection with the Rex Acquisition, including obligations related to CFA Debt, and we may require additional liquidity to support Rex’s operations. ● Rex’s operating costs and revenues may be subject to volatility, and Rex may not be able to offset cost increases or revenue decreases through pricing or other measures. ● A substantial portion of Rex’s workforce is represented by labor unions under Enterprise Agreements, and labor disputes, work stoppages, or unsuccessful negotiations of replacement agreements could disrupt Rex’s operations and adversely affect our business and results of operations. ● Wage escalations and other cost-of-living adjustments under Rex’s Enterprise Agreements could increase Rex’s operating costs, and Rex may not be able to fully offset those increases through pricing or other measures. 48 For more detail and explanation, please see the Company’s public filings including its Form S-3 and prospectus supplements filed with the SEC. SUMMARY RISK FACTORS